Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned officers and/or directors of SB Financial Group, Inc., an Ohio corporation (the “Company”), hereby appoints as his or her true and lawful attorney-in-fact, Mark A. Klein and Anthony V. Cosentino, or either of them individually, in his or her name and on his or her behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission the Company’s registration statement on Form S-3 (the “Registration Statement”) and any and all amendments, including post-effective amendments, to the Registration Statement, and any and all registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with or related to any offering contemplated by the Registration Statement and its amendments, if any, hereby granting unto such attorney-in-fact, full power and authority to do and perform in the name and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 19th day of August, 2020.

/s/ Mark A.Klein	/s/ Anthony V. Cosentino
Mark A. Klein	Anthony V. Cosentino
Chairman, President and Chief Executive Officer (Principal Executive Officer)	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ George W. Carter	/s/ Robert A. Fawcett, Jr.
George W. Carter	Robert A. Fawcett, Jr.
Director	Director

/s/ Gaylyn J. Finn	/s/ Richard L. Hardgrove
Gaylyn J. Finn	Richard L. Hardgrove
Director	Director

/s/ Tom R. Helberg	/s/ Rita A.Kissner
Tom R. Helberg	Rita A. Kissner
Director	Director

/s/ William G. Martin	/s/ Timothy J. Stolly
William G. Martin	Timothy J. Stolly
Director	Director